Filed Pursuant to Rule 433
                                                         File No.: 333-138183-03

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $976,271,000 (approximate)
--------------------------------------------------------------------------------

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $976,271,000 (approximate)

--------------------------------------------------------------------------------


            Securitized Asset Backed Receivables LLC Trust 2006-WM4
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                   Depositor

                               WMC Mortgage Corp.
                                   Originator

                                HomEq Servicing
                                    Servicer


              Mortgage Pass-Through Certificates, Series 2006-WM4


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


-------------------
Transaction Summary
-------------------

                                                                              Avg. Life to   Mod. Dur. to
           Expected        Expected Ratings                   Interest        Call(2)(3)/    Call(2)(3)(4)/
Class   Amount ($)(1)   (S&P/Moody's/Fitch/DBRS)   Index       Type           Mty(yrs)(3)    Mty(yrs)(3)(4)
-----   -------------   ------------------------   -----   ------------        ------------   --------------
A-1       328,343,000       AAA/Aaa/AAA/AAA        ***Not Offered - 144A Private Placement***
A-2A      388,440,000       AAA/Aaa/AAA/AAA        1mL     Floating            1.00 / 1.00      0.96 / 0.96
A-2B      107,027,000       AAA/Aaa/AAA/AAA        1mL     Floating            2.00 / 2.00      1.88 / 1.88
A-2C      139,234,000       AAA/Aaa/AAA/AAA        1mL     Floating            3.00 / 3.00      2.72 / 2.72
A-2D      113,176,000       AAA/Aaa/AAA/AAA        1mL     Floating            6.08 / 7.66      5.08 / 6.03
M-1        46,081,000     AA+/Aa1/AA+/AA(high)     1mL     Floating            3.65 / 3.65      3.26 / 3.26
M-2        42,019,000         AA/Aa2/AA/AA         1mL     Floating            4.73 / 4.73      4.09 / 4.09
M-3        24,402,000      AA/Aa3/AA/AA(low)       1mL     Floating            6.56 / 8.88      5.41 / 6.81
M-4        44,730,000          A+/A2/A+/A          1mL     Floating            4.55 / 5.00      3.92 / 4.20
M-5        20,332,000        A+/A3/A/A(low)        1mL     Floating            4.52 / 4.93      3.88 / 4.14
B-1        20,332,000     A/Baa1/A-/ BBB(high)     1mL     Floating            4.51 / 4.87      3.82 / 4.04
B-2        17,621,000      BBB+/Baa2/BBB+/BBB      1mL     Floating            4.48 / 4.79      3.72 / 3.90
B-3        12,877,000    BBB+/Baa3/BBB/BBB(low)    1mL     Floating            4.48 / 4.72      3.67 / 3.80




                                                 Initial
                                              Subordination
Class   Payment Window to Call(2)(3)/Mty(3)      Level(5)
-----   -----------------------------------   -------------
A-1
A-2A       01/07 - 10/08 / 01/07 - 10/08          20.60%
A-2B       10/08 - 03/09 / 10/08 - 03/09          20.60%
A-2C       03/09 - 08/11 / 03/09 - 08/11          20.60%
A-2D       08/11 - 07/13 / 08/11 - 03/22          20.60%
M-1        05/10 - 11/10 / 05/10 - 11/10          17.20%
M-2        11/10 - 04/13 / 11/10 - 04/13          14.10%
M-3        04/13 - 07/13 / 04/13 - 12/19          12.30%
M-4        04/10 - 07/13 / 04/10 - 04/18           9.00%
M-5        03/10 - 07/13 / 03/10 - 05/17           7.50%
B-1        02/10 - 07/13 / 02/10 - 10/16           6.00%
B-2        02/10 - 07/13 / 02/10 - 02/16           4.70%
B-3        02/10 - 07/13 / 02/10 - 05/15           3.75%

    (1)         Subject to a variance of plus or minus 5%.
    (2)         Assumes 10% optional clean-up call is exercised.
    (3)         Based on 100% of the applicable prepayment assumption.
                See Summary of Terms.
    (4)         Assumes pricing at par.
    (5)         Includes 3.75% overcollateralization.



The Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.



Summary of Terms
----------------
Issuer:                          Securitized Asset Backed Receivables LLC Trust 2006-WM4

Depositor:                       Securitized Asset Backed Receivables LLC

Originator:                      WMC Mortgage Corp.

Servicer:                        Barclays Capital Real Estate Inc. d/b/a HomEq Servicing

Trustee:                         Deutsche Bank National Trust Company

Custodian:                       Wells Fargo Bank, National Association

Sole Manager:                    Barclays Capital Inc.

Rating Agencies:                 S&P/Moody's/Fitch/DBRS

Offered Certificates:            The Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class
                                 M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class
                                 B-3 certificates.

LIBOR Certificates:              The Class A-1 certificates and the Offered Certificates.

Expected Closing Date:           December 28, 2006

Delivery:                        DTC, Euroclear and Clearstream.

Distribution Dates:              The 25th of each month, or if such day is not a business day, on the next business day, beginning in January 2007.

Final Distribution Date:         The Distribution Date occurring in November 2036.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       3

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Due Period:                      With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the
                                 Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:               With respect to any Distribution Date, either (i) the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first
                                 Distribution Date, commencing on the Cut-off Date) and ending on the
                                 15th day of the month in which that Distribution Date occurs, with respect to any principal prepayments in full, or (ii) the calendar month prior to that Distribution Date, with respect to any partial principal prepayments.

Interest Accrual Period:         With respect to any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial
                                 Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.

Accrued Interest:                The price to be paid by investors for the Offered Certificates will not include accrued interest, and therefore will settle flat.

Interest Day Count:              Actual/360

Interest Payment Delay:          Zero days

Cut-off Date:                    December 1, 2006

Tax Status:                      The Offered Certificates will represent "regular interests" in a
                                 REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as payments under notional principal contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered
                                 Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:               The Offered Certificates are expected to be ERISA eligible.
                                 Prospective purchasers should consult their own counsel.

SMMEA Eligibility:               The Offered Certificates are not expected to constitute "mortgage related securities" for purposes of SMMEA.

Class A Certificates:            Collectively, the Class A-1 certificates and the Class A-2
                                 Certificates.

Class A-2 Certificates:          Collectively, the Class A-2A, Class A-2B, Class A-2C and Class A-2D
                                 certificates.

Class M Certificates:            Collectively, the Class M-1, Class M-2, Class M-3, Class M-4 and
                                 Class M-5 certificates.

Sequential Class M               Collectively, the Class M-1, Class M-2 and Class M-3 certificates.
Certificates:

Class B Certificates:            Collectively, the Class B-1, Class B-2 and Class B-3 certificates.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       4

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Mortgage Loans:                  The mortgage loans to be included in the trust will be primarily adjustable- and fixed-rate sub-prime mortgage loans secured by first-lien and/or second-lien mortgages or deeds of trust on residential real properties. Substantially all of the mortgage loans were purchased by an affiliate of the depositor from WMC Mortgae
                                 Corp. On the Closing Date, the trust will acquire the mortgage loans.
                                 The aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date will be approximately $1,355,443,368. Approximately
                                 77.50% of the mortgage loans are adjustable-rate mortgage loans and approximately 22.50% are fixed-rate mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments, with the exception of 30-59 day
                                 delinquencies comprising approximately 0.02% of the aggregate scheduled principal balance of the mortgage loans on the Cut-off
                                 Date. See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Group I Mortgage Loans:          As of the Cut-off Date, approximately $413.5 million of mortgage loans that have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie
                                 Mac and Fannie Mae.

Group II Mortgage Loans:         As of the Cut-off Date, approximately $941.9 million of mortgage loans that may or may not have original principal balances that conform to the original principal balance limits for one- to four-
                                 family residential mortgage loan guidelines for purchase adopted by
                                 Freddie Mac and Fannie Mae.

Monthly Servicer Advances:       The Servicer will be obligated to advance its own funds in an amount equal to the aggregate of all payments of principal and interest (net of servicing fees), as applicable, that were due during the related
                                 Due Period on the mortgage loans and not received by the related determination date. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.

Expense Fee Rate:                The Expense Fee Rate with respect to each mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate and the trustee fee rate.

Servicing Fee Rate:              The Servicing Fee Rate with respect to each mortgage loan will be
                                 0.50% per annum.

Pricing Prepayment Speed:        Fixed Rate Mortgage Loans and 10/20 Adjustable Rate Mortgage Loans:
                                 CPR starting at 4.6% CPR in month 1 and increasing to 23% CPR in month 12 (18.4%/11 increase for each month), and remaining at 23% CPR thereafter.

                                 Adjustable Rate Mortgage Loans: CPR starting at approximately 2% CPR in month 1 and increasing to 30% CPR in month 12 (28%/11 increase, rounded to the nearest hundredth of a percentage, for each month), remaining at 30% CPR in months 13 through month 22, 50% CPR in month
                                 23 and remaining at 50% CPR through month 27, 35% CPR in month 28 and remaining at 35% CPR thereafter.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       5

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Credit Enhancement:              The credit enhancement provided for the benefit of the holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates;
                                 and (c) the allocation of losses to the most subordinate classes of certificates.

Senior Enhancement               For any Distribution Date, the percentage obtained by dividing (x)
Percentage:                      the sum of (i) the aggregate Class Certificate Balances of the Class
                                 M and Class B Certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related
                                 Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that
                                 Distribution Date.

Stepdown Date:                   The later to occur of:

                                    (i)     the earlier to occur of:
                                               (a) the Distribution Date in January 2010 and
                                               (b) the Distribution Date immediately following the
                                                 Distribution Date on which the aggregate Class
                                                 Certificate Balances of the Class A Certificates have
                                                 been reduced to zero; and

                                    (ii)    the first Distribution Date on which the Senior Enhancement
                                              Percentage (calculated for this purpose only after taking
                                              into account payments of principal applied to reduce the
                                              Stated Principal Balance of the mortgage loans for that
                                              Distribution Date but prior to any applications of
                                              Principal Distribution Amount to the certificates) is
                                              greater than or equal to the Specified Senior Enhancement
                                              Percentage (approximately 41.20%).

Trigger Event:                   Either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

Delinquency Trigger Event:       With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds 38.75% of the prior period's Senior Enhancement Percentage.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       6

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Cumulative Loss Trigger          With respect to any Distribution Date beginning with January 2009, the
Event:                           circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related
                                 Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date.

                                 Distributin Date Occurring in           Loss Percentage
                                 -----------------------------           ---------------

                                 January 2009 through December 2009     1.550% for the first month, plus an additional 1/12th of
                                                                        1.850% for each month thereafter (e.g., 2475% in July 2009)

                                 January 2010 through December 2010     3.400% for the first month, plus an additional 1/12th of
                                                                        1.850% for each month thereafter (e.g., 4.325% in July 2010)

                                 January 2011 through December 2011     5.250% for the first month, plus an additional 1/12th of
                                                                        1.550% for each month thereafter (e.g., 6.025% in July 2011)

                                 January 2012 through December 2012     6.800% for the first month, plus an additional 1/12th of
                                                                        0.800% for each month thereafter (e.g., 7.200% in July 2012)

                                 January 2013 and thereafter            7.600%


Optional Clean-up Call:          The Servicer may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the
                                 Cut-off Date.

Swap Provider:                   Barclays Bank PLC, as Swap Provider, is a public limited company registered in England and Wales. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by
                                 Moody's.

Interest Rate Swap Agreement:    On the Closing Date, the Trust will enter into a Swap Agreement with an initial notional amount of approximately $1,304,616,000. Under the
                                 Swap Agreement, the Trust will be obligated to pay on each
                                 Distribution Date an amount equal to [5.200]% per annum on the notional amount set forth on the attached Swap Agreement schedule on a
                                 30/360 basis (for the first period, 27 days) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement based on an actual/360 basis from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                                 Generally, the Net Swap Payment will be deposited into a supplemental interest account (the "Supplemental Interest Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
                                 Upon early termination of the Swap Agreement, the Trust or the Swap
                                 Provider may be liable to make a termination payment (the "Swap
                                 Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination
                                 Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       7

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Credit Enhancement
Percentage:                      Initial Subordination Level              After Stepdown
                                 ---------------------------              --------------
                                                                         Subordination Level
                                                                         -------------------

                                  Class A:           20.60%          Class A:          41.20%
                                  Class M1-1:        17.20%          Class M1-1:       34.40%
                                  Class M1-2:        14.10%          Class M1-2:       28.20%
                                  Class M1-3:        12.30%          Class M1-3:       24.60%
                                  Class M1-4:         9.00%          Class M1-4:       18.00%
                                  Class M1-5:         7.50%          Class M1-5:       15.00%
                                  Class B-1:          6.00%          Class B-1:        12.00%
                                  Class B-2:          4.70%          Class B-2:         9.40%
                                  Class B-3:          3.57%          Class B-3:         7.50%

Step-up Coupons:                 For all LIBOR Certificates the interest rate will increase on the
                                 Distribution Date following the first possible Optional Clean-up Call date, should the call not be exercised. At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 Pass-Through Rate:     The Class A-1 certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (i)     one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable) and
                                      (ii)    the Group I Loan Cap.

Class A-2A Pass-Through Rate:    The Class A-2A certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (i)     one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable) and
                                      (ii)    the Group II Loan Cap.

Class A-2B Pass-Through Rate:    The Class A-2B certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (i)     one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable) and
                                      (ii)    the Group II Loan Cap.

Class A-2C Pass-Through Rate:    The Class A-2C certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (i)     one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable) and
                                      (ii)    the Group II Loan Cap.

Class A-2D Pass-Through Rate:    The Class A-2D certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (iii)   one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable) and
                                      (iv)    the Group II Loan Cap.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       8

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Class M-1 Pass-Through Rate:     The Class M-1 certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (i)     one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable) and
                                      (ii)    the Pool Cap.

Class M-2 Pass-Through Rate:     The Class M-2 certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (i)     one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable and
                                      (ii)    the Pool Cap.

Class M-3 Pass-Through Rate:     The Class M-3 certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (i)     one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable) and
                                      (ii)    the Pool Cap.

Class M-4 Pass-Through Rate:     The Class M-4 certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (i)     one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable) and
                                      (ii)    the Pool Cap.

Class M-5 Pass-Through Rate:     The Class M-5 certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (i)     one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable) and
                                      (ii)    the Pool Cap.

Class B-1 Pass-Through Rate:     The Class B-1 certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (i)     one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable) and
                                      (ii)    the Pool Cap.

Class B-2 Pass-Through Rate:     The Class B-2 certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (i)     one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable) and
                                      (ii)    the Pool Cap.

Class B-3 Pass-Through Rate:     The Class B-3 certificates will accrue interest at a per annum rate equal to the lesser of:

                                      (i)     one-month LIBOR plus [___] bps ([___] bps after the first
                                              Distribution Date on which the Optional Clean-up Call is
                                              exercisable) and
                                      (ii)    the Pool Cap.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       9

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Group I Loan Cap:                Product of:
                                      (i)     (a) the weighted average of the mortgage rates for the Group I
                                              Mortgage Loans (in each case, less the applicable Expense
                                              Fee Rate) then in effect on the beginning of the related
                                              Due Period, minus (b) the product of (x) the Net Swap
                                              Payment plus any Swap Termination Payment (other than a
                                              Defaulted Swap Termination Payment) made to the Swap
                                              Provider, if any, expressed as a percentage, equal to a
                                              fraction, the numerator of which is equal to the Net Swap
                                              Payment made to the Swap Provider and the denominator of
                                              which is equal to the aggregate principal balance of the
                                              Mortgage Loans (the "Net Swap Payment Rate") and (y) 12.
                                      (ii)    a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related
                                              Interest Accrual Period.

Group II Loan Cap:               Product of:
                                      (i)     (a) the weighted average of the mortgage rates for the Group
                                              II Mortgage Loans (in each case, less the applicable
                                              Expense Fee Rate) then in effect on the beginning of the
                                              related Due Period, minus (b) the product of (x) the Net
                                              Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap
                                              Provider, if any, expressed as a percentage, equal to a
                                              fraction, the numerator of which is equal to the Net Swap
                                              Payment made to the Swap Provider and the denominator of
                                              which is equal to the aggregate principal balance of the
                                              Mortgage Loans (the "Net Swap Payment Rate") and (y) 12.
                                      (ii)    a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related
                                              Interest Accrual Period.

Pool Cap:                        The weighted average of (a) Group I Loan Cap and (b) Group II Loan
                                 Cap weighted on the basis of the related Group Subordinate Amount.

Group Subordinate Amount:        For any Distribution Date,

                                     (i)      for the Group I Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group I Mortgage
                                              Loans as of the beginning of the related Due Period over
                                              the Class Certificate Balance of the Class A-1 certificates immediately prior to such Distribution Date and
                                     (ii)     for the Group II Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group II Mortgage
                                              Loans as of the beginning of the related Due Period over
                                              the Class Certificate Balance of the Class A-2 Certificates
                                              immediately prior to such Distribution Date.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       10

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Basis Risk Carry Forward         On any Distribution Date and for any class of LIBOR Certificates is
Amount:                          the sum of:

                                 (x) the excess of:
                                      (i)     the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the
                                              Pass-Through Rate not been subject to the Group I Loan Cap, the
                                              Group II Loan Cap or the Pool Cap, as applicable, over
                                      (ii)    the amount of interest that class of certificates are
                                              entitled to receive on that Distribution Date based on the Group
                                              I Loan Cap, the Group II Loan Cap or the Pool Cap, as
                                              applicable, and
                                 (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II Loan
                                     Cap or the Pool Cap, as applicable).

Interest Distributions on        On each Distribution Date, distributions from available funds will be
the LIBOR Certificates:          allocated as follows:

                                      (i)     to the Supplemental Interest Account, net swap payments
                                              and certain swap termination payments owed to the Swap
                                              Provider, if any;

                                      (ii)    from the Interest Remittance Amount attributable to the
                                              Group I Mortgage Loans according to the related Accrued
                                              Certificate Interest and any unpaid interest shortfall
                                              amounts for such class, as applicable, first, to the
                                              Class A-1 certificates and second, pro rata to the Class
                                              A-2 Certificates to the extent unpaid in (iii) below;

                                      (iii)   from the Interest Remittance Amount attributable to the
                                              Group II Mortgage Loans according to the related Accrued
                                              Certificate Interest and any unpaid interest shortfall
                                              amounts for such class, as applicable, first, pro rata
                                              to the Class A-2 Certificates and second, to the Class
                                              A-1 certificates to the extent unpaid in (ii) above;

                                      (iv)    from any remaining Interest Remittance Amounts to the
                                              Class M-1 certificates, their Accrued Certificate
                                              Interest;

                                      (v)     from any remaining Interest Remittance Amounts to the
                                              Class M-2 certificates, their Accrued Certificate
                                              Interest;

                                      (vi)    from any remaining Interest Remittance Amounts to the
                                              Class M-3 certificates, their Accrued Certificate
                                              Interest;

                                      (vii)   from any remaining Interest Remittance Amounts to the
                                              Class M-4 certificates, their Accrued Certificate
                                              Interest;

                                      (viii)  from any remaining Interest Remittance Amounts to the
                                              Class M-5 certificates, their Accrued Certificate
                                              Interest;

                                      (ix)    from any remaining Interest Remittance Amounts to the
                                              Class B-1 certificates, their Accrued Certificate
                                              Interest;

                                      (x)     from any remaining Interest Remittance Amounts to the
                                              Class B-2 certificates, their Accrued Certificate
                                              Interest; and

                                      (xi)    from any remaining Interest Remittance Amounts to the
                                              Class B-3 certificates, their Accrued Certificate
                                              Interest.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       11

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Principal Distribution on        On each Distribution Date (a) prior to the Stepdown Date or (b) on
the LIBOR Certificates:          which a Trigger Event is in effect, principal distributions from the
                                 Principal Distribution Amount will be allocated as follows:

                                      (i)     to the Class A Certificates, allocated between the Class
                                              A Certificates as described below, until their Class
                                              Certificate Balances have been reduced to zero;
                                      (ii)    to the Class M-1 certificates, until their Class
                                              Certificate Balance has been reduced to zero;
                                      (iii)   to the Class M-2 certificates, until their Class
                                              Certificate Balance has been reduced to zero;
                                      (iv)    to the Class M-3 certificates, until their Class
                                              Certificate Balance has been reduced to zero;
                                      (v)     to the Class M-4 certificates, until their Class
                                              Certificate Balance has been reduced to zero;
                                      (vi)    to the Class M-5 certificates, until their Class
                                              Certificate Balance has been reduced to zero;
                                      (vii)   to the Class B-1 certificates, until their Class
                                              Certificate Balance has been reduced to zero;
                                      (viii)  to the Class B-2 certificates, until their Class
                                              Certificate Balance has been reduced to zero; and
                                      (ix)    to the Class B-3 certificates, until their Class
                                              Certificate Balance has been reduced to zero.

                                  On each Distribution Date (a) on or after the Stepdown Date and (b)
                                  on which a Trigger Event is not in effect, the principal
                                  distributions from the Principal Distribution Amount will be allocated as follows:

                                      (i)   to the Class A Certificates, the lesser of the Principal
                                            Distribution Amount and the Class A Principal Distribution
                                            Amount, allocated between the Class A Certificates as
                                            described below, until their Class Certificate Balances
                                            have been reduced to zero;
                                      (ii)  to the Class M-1, Class M-2 and Class M-3 certificates, in that order, the lesser of the remaining Principal
                                            Distribution Amount and the Sequential Class M Principal
                                            Distribution Amount, until their respective Class
                                            Certificate Balances have been reduced to zero;
                                      (iii) to the Class M-4 certificates, the lesser of the remaining
                                            Principal Distribution Amount and the Class M-4 Principal
                                            Distribution Amount, until their Class Certificate Balance has been reduced to zero;
                                      (iv)  to the Class M-5 certificates, the lesser of the remaining
                                            Principal Distribution Amount and the Class M-5 Principal
                                            Distribution Amount, until their Class Certificate Balance has been reduced to zero;
                                      (v)   to the Class B-1 certificates, the lesser of the remaining
                                            Principal Distribution Amount and the Class B-1 Principal
                                            Distribution Amount, until their Class Certificate Balance has been reduced to zero;
                                      (vi)  to the Class B-2 certificates, the lesser of the remaining
                                            Principal Distribution Amount and the Class B-2 Principal
                                            Distribution Amount, until their Class Certificate Balance has been reduced to zero; and
                                      (vii) to the Class B-3 certificates, the lesser of the remaining
                                            Principal Distribution Amount and the Class B-3 Principal
                                            Distribution Amount, until their Class Certificate Balance has been reduced to zero.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       12

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Allocation of Principal          All principal distributions to the holders of the Class A Certificates
Payments to Class A              on any Distribution Date will be allocated concurrently between the
Certificates:                    Class A-1 certificates and the Class A-2 Certificates, based on the
                                 Class A Principal Allocation Percentage for the Class A-1 certificates and the Class A-2 Certificates, as applicable. However, if the Class
                                 Certificate Balances of the Class A Certificates in any Class A
                                 Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal
                                 distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other
                                 Class A Certificate Group pro rata on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 certificates will be made first from payments relating to the Group I
                                 Mortgage Loans, and any payments of principal to the Class A-2
                                 Certificates will be made first from payments relating to the Group II
                                 Mortgage Loans.

                                 Except as described below, any principal distributions allocated to the Class A-2 Certificates are required to be distributed sequentially first, to the Class A-2A certificates, second, to the Class A-2B certificates, third, to the Class A-2C certificates and fourth, to the
                                 Class A-2D certificates, in each case, until their Class Certificate
                                 Balance has been reduced to zero.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata among the Class A-2A, Class A-2B, Class A-2C and
                                 Class A-2D certificates in proportion to their respective Class
                                 Certificate Balances until their Class Certificate Balance has been reduced to zero.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       13

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly        For any Distribution Date, any Net Monthly Excess Cash Flow shall be
Excess Cash Flow:                paid as follows:

                                 (a)   to the holders of the Class M-1 certificates, any Unpaid
                                       Interest Amount;
                                 (b)   to the holders of the Class M-1 certificates, any Unpaid
                                       Realized Loss Amount;
                                 (c)   to the holders of the Class M-2 certificates, any Unpaid
                                       Interest Amount;
                                 (d)   to the holders of the Class M-2 certificates, any Unpaid
                                       Realized Loss Amount;
                                 (e)   to the holders of the Class M-3 certificates, any Unpaid
                                       Interest Amount;
                                 (f)   to the holders of the Class M-3 certificates, any Unpaid
                                       Realized Loss Amount;
                                 (g)   to the holders of the Class M-4 certificates, any Unpaid
                                       Interest Amount;
                                 (h)   to the holders of the Class M-4 certificates, any Unpaid
                                       Realized Loss Amount;
                                 (i)   to the holders of the Class M-5 certificates, any Unpaid
                                       Interest Amount;
                                 (j)   to the holders of the Class M-5 certificates, any Unpaid
                                       Realized Loss Amount;
                                 (k)   to the holders of the Class B-1 certificates, any Unpaid
                                       Interest Amount;
                                 (l)   to the holders of the Class B-1 certificates, any Unpaid
                                       Realized Loss Amount;
                                 (m)   to the holders of the Class B-2 certificates, any Unpaid
                                       Interest Amount;
                                 (n)   to the holders of the Class B-2 certificates, any Unpaid
                                       Realized Loss Amount;
                                 (o)   to the holders of the Class B-3 certificates, any Unpaid
                                       Interest Amount;
                                 (p)   to the holders of the Class B-3 certificates, any Unpaid
                                       Realized Loss Amount;
                                 (q)   to the Excess Reserve Fund Account, the amount of any Basis
                                       Risk Payment for that Distribution Date;
                                 (r)   from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, an amount equal to any
                                       unpaid Basis Risk Carry Forward Amount with respect to the
                                       LIBOR Certificates for that Distribution Date to the LIBOR
                                       Certificates in the same order and priority in which Accrued
                                       Certificate Interest is allocated among those classes of
                                       certificates except that the Class A Certificates will be paid
                                       (a) first, pro rata, based upon their respective Class
                                       Certificate Balances only with respect to those Class A
                                       Certificates with an outstanding Basis Risk Carry Forward
                                       Amount and (b) second, pro rata based on any outstanding Basis
                                       Risk Carry Forward Amount remaining unpaid;
                                 (s)   to the Class X certificates, those amounts as described in the pooling and servicing agreement;
                                 (t)   to the holders of the Class R certificates, any remaining
                                       amount;
                                 (u)   to the extent not paid from available funds, from the
                                       Supplemental Interest Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued and unpaid interest from prior Distribution Dates, then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class M Certificates
                                       sequentially, and then to pay any unpaid interest including any accrued and unpaid interest from prior Distribution Dates to the Class B Certificates sequentially;
                                 (v)   to the extent not paid from available funds, from the
                                       Supplemental Interest Account, to pay Basis Risk Carry Forward
                                       Amounts on the Class A, Class M and Class B Certificates
                                       remaining unpaid in the same order of priority as described in
                                       (r) above;


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       14

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly        (w)   to the extent not paid from available funds, from the
Excess Cash Flow:                      Supplemental Interest Account, to pay any principal on the
                                       Class A Certificates, on the Class M Certificates and on the
                                       Class B Certificates, in accordance with the principal payment provisions described above (under "Principal Distributions on the LIBOR Certificates") in an amount necessary to restore the applicable Specified Subordinated Amount as a result of
                                       current or prior realized losses not previously reimbursed;
                                 (x)   to the extent not paid from available funds, from the
                                       Supplemental Interest Account, to pay any Unpaid Realized Loss
                                       Amounts remaining on the Class M Certificates and Class B
                                       Certificates, sequentially; and
                                 (y)   from the Supplemental Interest Account, any remaining amounts to be distributed to the Class X certificates in accordance with the pooling and servicing agreement.

Interest Remittance Amount:      With respect to any Distribution Date and the mortgage loans in a loan group, that portion of available funds attributable to interest relating to the mortgage loans in that mortgage loan group after taking into account any payments made to the Swap Provider.

Accrued Certificate Interest:    For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such
                                 Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statute.

Principal Distribution           For each Distribution Date will equal the sum of (i) the Basic
Amount:                          Principal Distribution Amount for that Distribution Date and (ii) the
                                 Extra Principal Distribution Amount for that Distribution Date.

Basic Principal Distribution     With respect to any Distribution Date, the excess of (i) the aggregate
Amount:                          Principal Remittance Amount for that Distribution Date over (ii) the
                                 Excess Subordinated Amount, if any, for that Distribution Date.

Net Monthly Excess Cash Flow:    Available Funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR certificates and after taking into account any payments made to the Swap Provider, as described under "Interest Distributions on the LIBOR Certificates" and
                                 "Principal Distributions on the LIBOR Certificates" above.

Extra Principal Distribution     As of any Distribution Date, the lesser of (x) the Total Monthly
Amount:                          Excess Spread for that Distribution Date and (y) the Subordination
                                 Deficiency, if any, for that Distribution Date.

Total Monthly Excess Spread:     As to any Distribution Date equals the excess, if any, of (x) the interest on the mortgage loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer Remittance Date, net of the servicing fee and the trustee fee, over (y) the sum of the amount paid as interest to the
                                 Certificates at their respective Pass-Through Rates and any Net Swap
                                 Payment and Swap Termination Payment (other than a Defaulted Swap
                                 Termination Payment) payable to the Swap Provider.

Subordinated Amount:             With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that
                                 Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date) over (b)
                                 the aggregate Class Certificate Balance of the LIBOR Certificates as
                                 of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date).


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       15

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Specified Subordinated           Prior to the Stepdown Date, an amount equal to 3.75% of the aggregate
Amount:                          Stated Principal Balance of the mortgage loans as of the Cut-off Date.
                                 On and after the Stepdown Date, an amount equal to 7.50% of the aggregate Stated Principal Balance of the mortgage loans for that
                                 Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date), subject to a minimum amount equal to 0.50% of the aggregate Stated Principal
                                 Balance of the mortgage loans as of the Cut-off Date; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's
                                 Specified Subordinated Amount until the Distribution Date on which a
                                 Trigger Event no longer exists. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the
                                 Specified Subordinated Amount will thereafter equal zero.

Excess Subordinated Amount:      With respect to any Distribution Date, the excess, if any, of (a) the
                                 Subordinated Amount on that Distribution Date over (b) the Specified
                                 Subordinated Amount.

Subordination Deficiency:        With respect to any Distribution Date, the excess, if any, of (a) the
                                 Specified Subordinated Amount for that Distribution Date over (b) the
                                 Subordinated Amount for that Distribution Date.

Principal Remittance Amount:     With respect to any Distribution Date, to the extent of funds available as described in the prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the
                                 Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment Period; (iii) all net liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the business day prior to the current Distribution Date; (v) the Substitution Adjustment Amounts
                                 received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to the Optional Clean-up Call (to the extent they relate to principal).


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       16

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Class A Principal Allocation     For any Distribution Date is the percentage equivalent of a fraction,
Percentage:                      determined as follows:

                                 (1)   with respect to the Class A-1 certificates, a fraction, the numerator of which is the portion of the Principal Remittance
                                       Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

                                 (2)   with respect to the Class A-2 Certificates, a fraction, the numerator of which is the portion of the Principal Remittance
                                       Amount for that Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

Class A Principal                For any Distribution Date is the excess of (a) the aggregate Class
Distribution Amount:             Certificate Balance of the Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) approximately 58.80%
                                 of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate
                                 Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $6,777,217.

Sequential Class M Principal     With respect to any Distribution Date is the excess of (i) the sum of
Distribution Amount:             (a) the aggregate Class Certificate Balances of the Class A
                                 Certificates (after taking into account distribution of the Class A
                                 Principal Distribution Amount on that Distribution Date) and (b) the
                                 Class Certificate Balance of the Sequential Class M Certificates
                                 immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 75.40% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $6,777,217.

Class M-4 Principal              With respect to any Distribution Date is the excess of (i) the sum of
Distribution Amount:             (a) the aggregate Class Certificate Balances of the Class A
                                 Certificates (after taking into account distribution of the Class A
                                 Principal Distribution Amount on that Distribution Date), (b) the
                                 Class Certificate Balance of the Sequential Class M Certificates
                                 (after taking into account distribution of the Sequential Class M
                                 Principal Distribution Amount on that Distribution Date), and (c) the
                                 Class Certificate Balance of the Class M-4 certificates immediately prior to that Distribution Date over (ii) the lesser of (a)
                                 approximately 82.00% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $6,777,217.

Class M-5 Principal              With respect to any Distribution Date is the excess of (i) the sum of
Distribution Amount:             (a) the aggregate Class Certificate Balances of the Class A
                                 Certificates (after taking into account distribution of the Class A
                                 Principal Distribution Amount on that Distribution Date), (b) the
                                 Class Certificate Balance of the Sequential Class M Certificates
                                 (after taking into account distribution of the Sequential Class M
                                 Principal Distribution Amount on that Distribution Date), (c) the
                                 Class Certificate Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal Distribution
                                 Amount on that Distribution Date), and (d) the Class Certificate
                                 Balance of the Class M-5 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 85.00 % of the aggregate Stated Principal Balance of the mortgage loans for that
                                 Distribution Date and (b) the excess, if any, of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date over $6,777,217.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       17

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


Summary of Terms (cont'd)
-------------------------

Class B-1 Principal              With respect to any Distribution Date is the excess of (i) the sum of
Distribution Amount:             (a) the aggregate Class Certificate Balances of the Class A
                                 Certificates (after taking into account distribution of the Class A
                                 Principal Distribution Amount on that Distribution Date), (b) the
                                 Class Certificate Balance of the Sequential Class M Certificates
                                 (after taking into account distribution of the Sequential Class M
                                 Principal Distribution Amount on that Distribution Date), (c) the
                                 Class Certificate Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal Distribution
                                 Amount on that Distribution Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount on that Distribution
                                 Date) and (e) the Class Certificate Balance of the Class B-1
                                 certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 88.00% of the aggregate Stated Principal
                                 Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $6,777,217.

Class B-2 Principal              With respect to any Distribution Date is the excess of (i) the sum of
Distribution Amount:             (a) the aggregate Class Certificate Balances of the Class A
                                 Certificates (after taking into account distribution of the Class A
                                 Principal Distribution Amount on that Distribution Date), (b) the
                                 Class Certificate Balance of the Sequential Class M Certificates
                                 (after taking into account distribution of the Sequential Class M
                                 Principal Distribution Amount on that Distribution Date), (c) the
                                 Class Certificate Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal Distribution
                                 Amount on that Distribution Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount on that Distribution
                                 Date), (e) the Class Certificate Balance of the Class B-1 certificates
                                 (after taking into account distribution of the Class B-1 Principal
                                 Distribution Amount on that Distribution Date) and (f) the
                                 Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
                                 (a) approximately 90.60% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $6,777,217.

Class B-3 Principal              With respect to any Distribution Date is the excess of (i) the sum of
Distribution Amount:             (a) the aggregate Class Certificate Balances of the Class A
                                 Certificates (after taking into account distribution of the Class A
                                 Principal Distribution Amount on that Distribution Date), (b) the
                                 Class Certificate Balance of the Sequential Class M Certificates
                                 (after taking into account distribution of the Sequential Class M
                                 Principal Distribution Amount on that Distribution Date), (c) the
                                 Class Certificate Balance of the Class M-4 certificates (after taking into account distribution of the Class M-4 Principal Distribution
                                 Amount on that Distribution Date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount on that Distribution
                                 Date), (e) the Class Certificate Balance of the Class B-1 certificates
                                 (after taking into account distribution of the Class B-1 Principal
                                 Distribution Amount on that Distribution Date), (f) the
                                 Class Certificate Balance of the Class B-2 certificates (after taking into account distribution of the Class B-2 Principal Distribution
                                 Amount on that Distribution Date) and (g) the Class Certificate
                                 Balance of the Class B-3 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 92.50% of the aggregate Stated Principal Balance of the mortgage loans for that
                                 Distribution Date and (b) the excess, if any, of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date over $6,777,217.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       18

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                  December 18, 2006
Securitized Asset Backed Receivables LLC Trust 2006-WM4
--------------------------------------------------------------------------------


                                                       Swap Notional Schedule
                                                       ----------------------

                                 Distribution
                                   Period         Distribution Date        Swap Notional Schedule ($)
                                 ------------     -----------------        --------------------------
                                     1              January 2007                1,304,616,000.00
                                     2              February 2007               1,277,556,845.10
                                     3              March 2007                  1,239,182,027.64
                                     4              April 2007                  1,199,778,041.86
                                     5              May 2007                    1,159,471,569.40
                                     6              June 2007                   1,118,392,741.28
                                     7              July 2007                   1,076,674,476.82
                                     8              August 2007                 1,034,013,602.83
                                     9              September 2007                991,002,472.80
                                    10              October 2007                  947,778,723.89
                                    11              November 2007                 904,479,640.94
                                    12              December 2007                 861,242,464.60
                                    13              January 2008                  818,680,388.86
                                    14              February 2008                 778,247,291.22
                                    15              March 2008                    739,834,284.78
                                    16              April 2008                    703,338,138.14
                                    17              May 2008                      668,661,083.95
                                    18              June 2008                     635,710,403.08
                                    19              July 2008                     604,398,262.98
                                    20              August 2008                   574,000,281.00
                                    21              September 2008                535,863,040.41
                                    22              October 2008                  476,389,949.62
                                    23              November 2008                 424,335,752.39
                                    24              December 2008                 378,694,837.84
                                    25              January 2009                  338,631,494.95
                                    26              February 2009                 303,911,484.27
                                    27              March 2009                    274,968,735.17
                                    28              April 2009                    250,742,125.04
                                    29              May 2009                      229,467,982.31
                                    30              June 2009                     211,254,253.32
                                    31              July 2009                     195,304,623.46
                                    32              August 2009                   181,216,881.05
                                    33              September 2009                168,678,686.71
                                    34              October 2009                  157,440,647.38
                                    35              November 2009                 147,294,264.30
                                    36              December 2009                 138,083,114.17
                                    37              January 2010                  129,680,037.84
                                    38              February 2010                 121,920,725.16
                                    39              March 2010                    114,574,329.96
                                    40              April 2010                    107,618,424.70
                                    41              May 2010                      101,032,002.26
                                    42              June 2010                      94,794,878.14
                                    43              July 2010                      88,888,152.06
                                    44              August 2010                    83,644,470.02
                                    45              September 2010                 78,676,887.31
                                    46              October 2010                   73,970,629.75
                                    47              November 2010                  69,511,584.47
                                    48              December 2010                  65,286,514.18
                                    49              January 2011                   61,282,887.71
                                    50              February 2011                  57,488,858.47
                                    51              March 2011                     53,893,226.40
                                    52              April 2011                     50,485,392.62
                                    53              May 2011                       47,255,405.66
                                    54              June 2011                      44,193,739.24
                                    55              July 2011                      41,291,440.26
                                    56              August 2011                    38,802,911.45
                                    57              September 2011                 36,442,588.92
                                    58              October 2011                   34,203,666.14
                                    59              November 2011                         --
                                                    and thereafter




--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

                                       19